Exhibit 99.1

Marchex Announces the Repurchase of the Majority of its Outstanding Shares of 4.75% Convertible Preferred Stock

SEATTLE, WA – December 7, 2006 - Marchex, Inc. (NASDAQ: MCHX, MCHXP) today announced that it has repurchased an aggregate of 132,379 shares of the company’s outstanding 4.75% convertible preferred stock, $0.01 par value per share, at a price of $195.00 per share, representing a total cash expenditure of approximately $26 million. In February 2005, the company issued 230,000 shares of 4.75% convertible preferred stock in connection with its follow-on offering. Following the closing of this repurchase transaction, an aggregate of 9,758 of the convertible preferred shares remain outstanding.

About Marchex, Inc.

Marchex (www.marchex.com) is a technology driven search and media company focused on vertical and local online traffic. Specifically, the company is focused on search marketing, local search, and direct navigation. Marchex’s platform of integrated performance-based advertising and search marketing services enables merchants to efficiently market and sell their products and services across multiple online distribution channels, including search engines, product shopping engines, directories and selected Web sites.

Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, certain statements and expectations regarding the asset acquisition, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward- looking statements and you should not place undue reliance on our forward- looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. We disclaim any intention or obligation to update any forward-looking statements.

For further information, contact:

Press:

Mark S. Peterson

Vice President of Public Relations

Telephone: 206.331.3344

Email: mark@marchex.com

Investor Relations:

Trevor Caldwell

Vice President of Investor Relations & Strategic Initiatives

Telephone: 206.331.3600

Email: tcaldwell@marchex.com